Exhibit 99.1

Replimune Announces Pricing of $150.0 Million Underwritten Offering

August 10, 2026

BOSTON, August 10, 2026 (GLOBE NEWSWIRE) -- Replimune Group, Inc. (Nasdaq: REPL) (“Replimune”), a commercial-stage biotechnology company pioneering the development of novel oncolytic immunotherapies, today announced the pricing of an underwritten offering of 9,701,490 shares of its common stock at an offering price of $12.06 per share and, in lieu of common stock to certain investors, pre-funded warrants to purchase 2,736,340 shares of its common stock at a purchase price of $12.0599 per pre-funded warrant, which equals the offering price per share of the common stock less the $0.0001 per share exercise price of each pre-funded warrant. The aggregate gross proceeds from the offering are expected to be approximately $150 million, before deducting underwriting discounts and commissions and other offering expenses. All of the securities in the offering are to be sold by Replimune. The offering is expected to close on August 11, 2026, subject to the satisfaction of customary closing conditions.

Leerink Partners, J.P. Morgan, and Cantor are acting as the bookrunning managers for the offering.

The securities are being offered by Replimune pursuant to its shelf registration statement on Form S-3, including a base prospectus, that was previously filed by Replimune with the Securities and Exchange Commission (the “SEC”) on May 23, 2025, as amended by Amendment No. 1 to the Registration Statement on Form S-3 filed with the SEC on November 6, 2025. A prospectus supplement relating to the offering, and the accompanying prospectus, will be filed with the SEC. Copies of the final prospectus supplement and the accompanying prospectus relating to the offering may be obtained, when available, by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, copies of the prospectus supplement and the accompanying prospectus, when available, may be obtained from Leerink Partners LLC, Attention: Syndicate Department, 53 State Street, 40th Floor, Boston, Massachusetts 02109, by telephone at (800) 808-7525, ext. 6105, or by email at syndicate@leerink.com; J.P. Morgan Securities LLC, Attention: c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717, or email: prospectus-eq_fi@jpmchase.com and postsalemanualrequests@broadridge.com; and Cantor Fitzgerald & Co., Attention: Equity Capital Markets, 110 East 59th Street, 6th Floor, New York, New York 10022, or by email at prospectus@cantor.com.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of securities, in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Replimune

Replimune Group, Inc., headquartered in Woburn, MA, was founded in 2015 with the mission to transform cancer treatment by pioneering the development of novel oncolytic immunotherapies, including the Company’s first commercially available product TUDRIQEVTM (vusolimogene oderparepvec-wtpg), approved under accelerated approval by the U.S. Food and Drug Administration in combination with nivolumab for the treatment of adults with advanced melanoma who experienced disease progression on a PD-1 antibody-based regimen. Replimune’s proprietary RPx platform is based on a potent HSV-1 backbone intended to maximize immunogenic cell death and induce a systemic anti-tumor immune response. Upon intratumor injection, RPx causes direct selective virus-mediated killing of the tumor resulting in the release of tumor derived antigens, alteration of the tumor microenvironment, and when dosed in combination with an immune checkpoint inhibitor immunotherapy, it may ignite a systemic anti-tumor response. The RPx product candidates are expected to be synergistic with most established and experimental cancer treatment modalities, leading to the versatility to be developed alone or combined with a variety of other treatment options.

Forward-Looking Statements

This press release contains forward looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding the timing of closing of our offering, the gross proceeds we expect to receive from our offering and other statements identified by words such as “could,” “expects,” “intends,” “may,” “plans,” “potential,” “should,” “will,” “would,” or similar expressions and the negatives of those terms. Forward-looking statements are not promises or guarantees of future performance and are subject to a variety of risks and uncertainties, many of which are beyond our control, and which could cause actual results to differ materially from those contemplated in such forward-looking statements. These factors include risks related to our limited experience in commercializing products for sale, our ability to successfully verify the clinical benefit of TUDRIQEV in our ongoing confirmatory Phase 3 trial, IGNYTE-3, our ability to meet our product manufacturing goal, the timing and scope of future regulatory approvals, the availability of combination therapies needed to conduct our clinical trials, changes in laws and regulations to which we are subject, competitive pressures, our ability to identify additional product candidates, the impact of political and global macro factors and military conflicts, and other risks as may be detailed from time to time in our Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q and other reports we file with the Securities and Exchange Commission. Our actual results could differ materially from the results described in or implied by such forward-looking statements. Forward-looking statements speak only as of the date hereof, and, except as required by law, we undertake no obligation to update or revise these forward-looking statements.

Investor Inquiries
Chris Brinzey
ICR Westwicke
339.970.2843
chris.brinzey@westwicke.com

Media Inquiries
Arleen Goldenberg
Replimune
917.548.1582
media@replimune.com

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